Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 23, 2014, relating to the Statement of Assets and Liabilities of Fidelity Total Bond ETF, which appears in such Registration Statement. We also consent to the reference to us under the heading ""Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

September 23, 2014